EXHIBIT 10.1

PURCHASE AND ASSIGNMENT OF RIGHTS AGREEMENT

This Purchase and Assignment of Rights (the “Agreement”) is entered into as of July 11, 2012 (the “Closing Date”) by and between RWIP, LLC, an Oregon limited liability company (“Assignor”), and Biopack Environmental Solutions, Inc., a Nevada corporation (dba TriStar Wellness Solutions) (“Assignee”).  The Assignor and the Assignee shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Assignor is a party to that certain Asset Purchase Agreement by and between Assignor and I-Web Media, Inc., a Delaware corporation (nka InterCore Energy, Inc.) dated December 10, 2010, a copy of which is attached hereto as Exhibit A (the “Asset Purchase Agreement”);

WHEREAS, under the Asset Purchase Agreement Assignor sold the rights to certain Assets (as defined in the Asset Purchase Agreement) to InterCore Energy, Inc. partially in exchange for the rights to receive royalties equal to Twenty Percent (20%) of all net income (revenue minus expenses) received by InterCore Energy, Inc. in connection with the Assets (as defined in the Asset Purchase Agreement) (the “Royalty Payments”);

WHEREAS, the Assignor wishes to assign its rights to receive the Royalty Payments to Assignee, and Assignee wishes to receive the rights to the Royalty Payments, in exchange for the consideration discussed herein (the “Assignment”).

The Assignor and the Assignee agree as follows with respect to the Assignment by the Assignor to the Assignee of certain rights and interests held by Assignor.

ARTICLE I
ASSIGNMENT OF INTEREST

1.1            Assignment of Interest.  The Assignor hereby sells, transfers, assigns and delivers to the Assignee, free and clear of any liens or encumbrances of any kind which have been created or granted by the Assignor all of the Assignor’s right, title and interest in the Royalty Payments.

1.2            Purchase Price.  In exchange for the rights to receive the Royalty Payments, Assignee agrees to issue the Assignor Two Million (2,000,000) shares of Assignee’s Series D Convertible Preferred Stock (the “Purchase Price”).

ARTICLE II
REPRESENTATIONS & WARRANTIES OF ASSIGNOR

2.1            The Assignee shall be entitled to the Royalty Payments.

2.2            The Assignor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Oregon, with full power and authority to carry on its business as now being conducted and to own the Royalty Payments and to perform all of its obligations.  The Assignor has the corporate power and authority to sell, assign, transfer, convey and deliver to Assignee the Royalty Payments as contemplated by this Agreement, and the execution, delivery and performance of this Agreement and the assignment have been properly and duly authorized by the Assignor.  This Agreement and all other agreements executed in connection with the assignment constitute, or will constitute upon execution, the legal, valid and binding obligations of the Assignor, enforceable in accordance with their respective terms.

2.3            The Assignor has not entered into any agreements or granted any rights, the performance of which would in any way prevent, limit or restrict the performance of any of the terms of this Agreement.

2.4            The Assignor has no knowledge of claims by any person, which, if sustained, would be contrary to Assignor’s warranties made within this Agreement.

2.5            The rights and interests hereby assigned are still owing to Assignor over and above all claims for set-off or otherwise.

2.6            The Assignor will not receive and accept the assigned rights, unless and expressly for the sole purpose of delivering such assigned rights and title or funds resulting therefrom to Assignee.

2.7            The Assignor acknowledges that the Shares are restricted securities under Rule 144 of the Securities Act of 1933, and, therefore, when issued by the Assignee will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

2.8            The Assignor is aware the Purchase Price are shares of Assignee’s Series D Convertible Preferred Stock, is aware of the terms of such Series D Convertible Preferred Stock and has reviewed the Certificate of Designation that sets forth the terms of the Series D Convertible Preferred Stock.

ARTICLE III
REPRESENTATIONS & WARRANTIES OF ASSIGNEE

3.1            The Assignee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full power and authority to carry on its business as now being conducted, to accept the Royalty Payments, to issue the shares of Series D Preferred Stock that is the Purchase Price, and to perform all of its obligations.  The Assignee has the corporate power and authority to accept from Assignor the Royalty Payments as contemplated by this Agreement, and the execution, delivery and performance of this Agreement and the assignment have been properly and duly authorized by the Assignee.  This Agreement and all other agreements executed in connection with the assignment constitute, or will constitute upon execution, the legal, valid and binding obligations of the Assignee, enforceable in accordance with their respective terms.

3.2            The Assignee has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or any similar charges in connection with this Agreement or the assignment.

ARTICLE IV
MISCELLANEOUS

4.1            Amendments; No Waivers.

  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Assignor and the Assignee, or in the case of a waiver, by the party against whom the waiver is to be effective.

  (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.  No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.2            Expenses.  All costs and expenses incurred in connection with the negotiation and execution of this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense.  This Section shall survive any termination of this Agreement.

4.3            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.4            Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person.  Signatures transmitted electronically by .pdf file or facsimile shall be binding for all purposes.

4.5            Severability.  If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect if, but only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

4.6            Disclosure to Third Parties.  This Agreement may be disclosed to any and all third parties for the purposes manifested herein.

4.7            Governing Law and Venue. This Agreement is executed pursuant to and shall be interpreted and governed for all purposes under the laws of the State of Connecticut.  Any cause of action brought to enforce any provision of this Agreement shall be brought in the appropriate court in Fairfield County, Connecticut.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

“Assignor”		“Assignee”

RWIP, LLC		Biopack Environment Solutions, Inc.
an Oregon limited liability company		a Nevada corporation

By:	/s/ Frederick A. Voight	By:	/s/ Harry Pond
	Frederick A. Voight		Harry Pond
	President of Fandeck, Inc., the General Partner of Rivercoach Partners,		President
LP, the Managing Member of RWIP LLC

Exhibit A

Asset Purchase Agreement